UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2016

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 722-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreements with Hilton and Park Related to the Spin-Off

On January 2, 2017, Hilton Grand Vacations Inc. (the “Company” or “HGV”) entered into several agreements with Hilton Worldwide Holdings Inc. (“Hilton”) and Park Hotels & Resorts Inc. (“Park”) in connection with the previously announced spin-off (the “spin-off”) of the Company and Park from Hilton, including the following:

Distribution Agreement. The Company entered into a Distribution Agreement with Hilton and Park regarding the principal actions taken or to be taken in connection with the spin-off. The Distribution Agreement provides for certain transfers of assets and assumptions of liabilities by each of Hilton, HGV and Park and the settlement or extinguishment of certain liabilities and other obligations among Hilton, HGV and Park. In particular, the Distribution Agreement provides that, subject to the terms and conditions contained in the Distribution Agreement:

•	all of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with the separated real estate business will be retained by or transferred to Park or its subsidiaries;

•	all of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with the timeshare business will be retained by or transferred to HGV or its subsidiaries;

•	all other assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) of Hilton will be retained by or transferred to Hilton or its subsidiaries (other than the Company, Park and their respective subsidiaries);

•	liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses of Hilton that were previously terminated or divested will be allocated among the parties to the extent formerly owned or managed by or associated with such parties or their respective businesses;

•	each of the Company and Park will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from the Form 10 registering its respective common stock distributed by Hilton in the spin-off and from any disclosure documents that offer for sale securities in transactions related to the spin-off, subject to exceptions for certain information for which Hilton will retain liability; and

•	except as otherwise provided in the Distribution Agreement or any ancillary agreement, Hilton will generally be responsible for any costs or expenses incurred by each of Hilton, HGV and Park in connection with the spin-offs and the transactions contemplated by the Distribution Agreement, including costs and expenses relating to legal counsel, financial advisors and accounting advisory work related to the spin-off.

In addition, notwithstanding the allocation described above, the Company, Park and Hilton have agreed that losses related to certain contingent liabilities (and related costs and expenses) that generally are not specifically attributable to any of the separated real estate business, the timeshare business or the retained business of Hilton (“Shared Contingent Liabilities”) will be apportioned among the parties according to fixed percentages of 65%, 26% and 9% for Hilton, Park and HGV, respectively. Examples of Shared Contingent Liabilities may include uninsured losses arising from actions (including derivative actions) against current or former directors or officers of Hilton or its subsidiaries in respect of acts or omissions occurring prior to the completion of the spin-off, or against current or former directors or officers of any of Hilton, HGV or Park, or any of their respective subsidiaries, arising out of, in connection with, or otherwise relating to, the spin-off, subject to certain exceptions described in the Distribution Agreement. In addition, costs and expenses of, and indemnification obligations to, third party professional advisors arising out of the foregoing actions also may be subject to these provisions. Subject to certain limitations and exceptions, Hilton will generally be vested with the exclusive management and control of all matters pertaining to any such Shared Contingent Liabilities, including the prosecution of any claim and the conduct of any defense. The Distribution Agreement also provides for cross-indemnities that, except as otherwise provided in the Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of each business with the appropriate company.

Employee Matters Agreement. The Company entered into an Employee Matters Agreement with Hilton and Park that governs the respective rights, responsibilities and obligations of Hilton, HGV and Park after the spin-off with respect to transferred employees, defined benefit pension plans, defined contribution plans, non-qualified retirement plans, employee health and welfare benefit plans, incentive plans, equity-based awards, collective bargaining agreements and other employment, compensation and benefits-related matters. The Employee Matters Agreement provides for, among other things, the allocation and treatment of assets and liabilities arising out of incentive plans, retirement plans and employee health and welfare benefit plans in which HGV and Park employees participated prior to the spin-off, and continued participation by HGV and Park employees in certain of Hilton’s compensation and benefit plans for a specified period of time following the spin-off. Generally, other than with respect to certain specified compensation and benefit plans and liabilities, each of HGV and Park will assume or retain sponsorship of, and the liabilities relating to, compensation and benefit plans and employee-related liabilities relating to its current and former employees. The Employee Matters Agreement also provides that outstanding Hilton equity-based awards will be equitably adjusted or converted into Park or HGV awards, as applicable, in connection with the spin-off. After the spin-off, HGV and Park employees will no longer actively participate in Hilton’s benefit plans or programs (other than specified compensation and benefit plans), and each of HGV and Park has established or will establish plans or programs for its employees as described in the Employee Matters Agreement. HGV and Park also have established or will establish or maintain plans and programs outside of the United States as may be required under applicable law or pursuant to the Employee Matters Agreement.

Tax Matters Agreement. The Company entered into a Tax Matters Agreement with Hilton and Park that governs the respective rights, responsibilities and obligations of Hilton, HGV and Park after the spin-off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Although binding between the parties, the Tax Matters Agreement is not binding on the IRS. Each of HGV and Park will continue to have several liability with Hilton to the IRS for the consolidated U.S. federal income taxes of the Hilton consolidated group relating to the taxable periods in which HGV and Park were part of that group. The Tax Matters Agreement specifies the portion, if any, of this tax liability for which HGV and Park will bear responsibility, and each party has agreed to indemnify the other two against any amounts for which they are not responsible. The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the spin-off is not tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on Hilton that arise from the failure of the spin-off and certain related transactions to qualify as a tax-free transaction for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), as applicable, and certain other relevant provisions of the Code, to the extent that the failure to qualify is attributable to actions taken by such party (or with respect to such party’s stock). The parties will share responsibility in accordance with sharing percentages of 65% for Hilton, 26% for Park, and 9% for HGV for any such taxes imposed on Hilton that are not attributable to actions taken by a particular party.

The Tax Matters Agreement also provides for certain covenants that may restrict the Company’s ability to issue equity and pursue strategic or other transactions that otherwise could maximize the value of its business, including, for two years after the spin-off:

•	engaging in any transaction involving the acquisition of shares of HGV stock or certain issuances of shares of HGV stock (other than with respect to the purging distribution described in the Company’s Information Statement (the “Information Statement”) included in the Company’s Registration Statement on Form 10, as amended, which was filed on November 30, 2016 (the “Registration Statement”));

•	merging or consolidating with any other person or dissolving or liquidating in whole or in part;

•	selling or otherwise disposing of, or allowing the sale or other disposition of, more than 35% of the Company’s consolidated gross or net assets; or

•	repurchasing shares of HGV stock, except in certain circumstances.

These restrictions are generally inapplicable in the event that the IRS has granted a favorable ruling to Hilton, HGV or Park or in the event that Hilton, HGV or Park has received an opinion from a tax advisor, in either case to the effect that it can take such actions without adversely affecting the tax-free status of the spin-off and related transactions.

Transition Services Agreement. The Company entered into a Transition Services Agreement with Hilton and Park under which Hilton or one of its affiliates will provide HGV and Park with certain services for a limited time to help ensure an orderly transition following the spin-off. The services that Hilton agreed to provide under the Transition Services Agreement may include certain finance, information technology, human resources and compensation, facilities, legal and compliance and other services. HGV and Park will pay Hilton for any such services utilized at agreed amounts as set forth in the Transition Services Agreement. In addition, for a specified term, HGV or Park and Hilton may mutually agree on additional services that were provided by Hilton prior to the completion of the spin-off at pricing based on market rates that are reasonably agreed to by the parties.

License Agreement. The Company entered into a License Agreement with Hilton, in which Hilton has granted the Company the right to use certain Hilton trademarks and other intellectual property in its timeshare business. for an initial term of 100 years.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement and License Agreement, which are filed herewith as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Stockholders Agreement and Tax Stockholders Agreement

In addition, in connection with the spin-off, on January 2, 2017, the Company entered into a Stockholders Agreement with certain stockholders, including certain affiliates of The Blackstone Group L.P. (collectively, “Blackstone”), and a tax Stockholders Agreement with Hilton and certain stockholders, including Blackstone.

Under the Stockholders Agreement, Blackstone may designate a number of directors equal to: (i) if Blackstone and the other owners of Hilton prior to its December 2013 initial public offering (collectively, “pre-IPO owners”) beneficially own at least 50% of HGV’s outstanding common stock, 50% of the total number of directors comprising the board of directors, rounded down to the nearest whole number; (ii) if the pre-IPO owners beneficially own at least 40% (but less than 50%) of HGV’s outstanding common stock, 40% of the total number of directors comprising the board of directors, rounded down to the nearest whole number; (iii) if the pre-IPO owners beneficially own at least 30% (but less than 40%) of HGV’s outstanding common stock, 30% of the total number of directors comprising the board of directors, rounded down to the nearest whole number; (iv) if the pre-IPO owners beneficially own at least 20% (but less than 30%) of HGV’s outstanding common stock, either (x) 20% of the total number of directors comprising the board of directors, rounded down to the nearest whole number, if the total number of directors is 10 or more or (y) the lowest whole number that is greater than 20% of the total number of directors comprising the board of directors if the total number of directors is less than 10; and (v) if the pre-IPO owners beneficially own at least 5% (but less than 20%) of HGV’s outstanding common stock, the lowest whole number that is greater than 10% of the total number of directors comprising the board of directors. The above-described provisions of the Stockholders Agreement will remain in effect until Blackstone is no longer entitled to nominate a director pursuant to the Stockholders Agreement, unless Blackstone requests that they terminate at an earlier date.

Descriptions of the material terms of the Stockholders Agreement and the Tax Stockholders Agreement are set forth in the section entitled “Certain Relationships and Related Party Transactions—Stockholders Agreements” in the Information Statement included in the Company’s Registration Statement, which section excerpts the Company is filing as Exhibit 99.1 to this Current Report on Form 8-K and incorporating herein by reference into this Item 1.01. The descriptions of the agreements contained therein and herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Stockholders Agreement and the Tax Stockholders Agreement, which are filed herewith as Exhibit 10.6 and Exhibit 10.7, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Senior Secured Credit Facilities

On December 28, 2016, Hilton, the Company, Hilton Grand Vacations Parent LLC, a subsidiary of the Company (“HGV Intermediate Parent”) and Hilton Grand Vacations Borrower LLC, an indirect subsidiary of the Company, as borrower (in such capacity, the “Borrower”), entered into senior secured credit facilities (the “Senior Secured Credit Facilities”) with Deutsche Bank AG New York Branch, as administrative agent (the “Agent”) collateral agent, swing line lender and L/C issuer, other financial institutions as lenders from time to time party thereto and the other parties thereto.

The Senior Secured Credit Facilities consist of (1) a $200 million term loan facility (the “Term Loans”), which will mature on December 28, 2021, and (2) a revolving credit facility in an aggregate principal amount of up to $200 million (the “Revolving Facility”), which will mature on December 28, 2021. Simultaneous with the closing of the Senior Secured Credit Facilities, the Company drew down the entire $200 million of the Term Loans, the proceeds of which will be used to finance the spin-off and pay transaction expenses. If transaction expenses exceed $200 million, the Company may draw additional amounts under the Revolving Facility after the spin-off.

The Revolving Facility has borrowing capacity available in an amount of up to $30 million for letters of credit and $10 million for short-term borrowings (swing line borrowings). The Senior Secured Credit Facilities provide the option to increase the amount available under the Term Loans and/or the Revolving Credit Facility by an aggregate of up to $300 million plus an unlimited amount subject to pro forma compliance with a first lien net leverage ratio not to exceed 0.25:1.00.

Interest Rates and Fees

Borrowings under each of the Senior Secured Credit Facilities bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) the LIBOR rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing. The initial margins for the Senior Secured Credit Facilities is 2.25% for LIBOR rate loans and 1.25% for base rate loans, subject to step downs or step ups upon the achievement of specified total net leverage ratios. Following delivery by the Borrower of financial statements for the first full fiscal quarter ending after December 28, 2016, the margins for the Senior Secured Credit Facilities will be determined based on a total net leverage ratio and will range from 1.00% to 1.75%, in the case of base rate loans, and 2.00% to 2.75%, in the case of LIBOR rate loans. The Senior Secured Credit Facilities are subject to a LIBOR floor of 0%.

In addition to paying interest on outstanding principal under the Senior Secured Credit Facilities, the Borrower is required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.35%, subject to step downs and step ups upon the achievement of specified total net leverage ratios. The Borrower is also required to pay customary letter of credit fees.

Prepayments

The Senior Secured Credit Facilities require us to prepay outstanding Term Loans, subject to certain exceptions, with:

•	100% of the net cash proceeds (including insurance and condemnation proceeds) of all non-ordinary course asset sales or other dispositions of property by the Borrower and its restricted subsidiaries, subject to de minimis thresholds, if those net cash proceeds are not reinvested in assets to be used in the Borrower’s business or to make certain other permitted investments (a) within 12 months of the receipt of such net cash proceeds or (b) if the Borrower commits to reinvest such net cash proceeds within 12 months of the receipt thereof, within 180 days of the date of such commitment (although in connection with any such prepayment, the Borrower may also repay other first lien debt to the extent it is so required); and

•	100% of the net proceeds of any incurrence of debt by the Borrower or any of its restricted subsidiaries, other than debt permitted to be incurred or issued under the Senior Secured Credit Facilities.

Notwithstanding any of the foregoing, each lender of the Term Loans has the right to reject its pro rata share of mandatory prepayments described above, in which case HGV may retain the amounts so rejected.

The foregoing mandatory prepayments will be applied pro rata to installments of the Term Loans as directed by the Borrower.

The Borrower may voluntarily prepay the Revolving Facility (which prepayments may be reborrowed), and outstanding Term Loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. Voluntary prepayments on the Term Loans may be made on a discounted basis if the discounted prepayments are agreed to by the lenders.

Amortization

The Borrower is required to repay the Term Loans on the last business day of each fiscal quarter, commencing with the first full fiscal quarter following December 28, 2016 and continuing until the fiscal quarter ending immediately prior to the maturity date, in quarterly installments in an aggregate principal amount equal to 1.25% of the original principal amount of the Term Loans. The remaining amount of the Term Loans will be payable on the applicable maturity date with respect to the Term Loans.

Guarantees and Collateral

The obligations under the Senior Secured Credit Facilities are unconditionally and irrevocably guaranteed by each of Hilton (which guarantee was released upon consummation of the spin-off), the Company, HGV Intermediate Parent, any subsidiary of the Company that directly or indirectly owns 100% of the issued and outstanding equity interests of the Borrower, and, subject to certain exceptions, each of the Borrower’s existing and future material restricted domestic wholly owned subsidiaries (each, a “Subsidiary Guarantor” and collectively with Hilton, the Company, HGV Intermediate Parent and the Borrower (other than in respect of its own obligations), the “Guarantors”). In addition, the Senior Secured Credit Facilities are collateralized by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, the Borrower and each of the Borrower’s and the Subsidiary Guarantors’ material direct or indirect wholly owned restricted domestic subsidiaries and 65% of the capital stock of, or other equity interests in, each of the Borrower’s or any Subsidiary Guarantors’ direct wholly owned first-tier restricted foreign subsidiaries, and (ii) certain tangible and intangible assets of the Borrower and those of the Subsidiary Guarantors (subject to certain exceptions and qualifications).

Covenants and Events of Default

The credit agreement governing the Senior Secured Credit Facilities (the “Senior Secured Credit Agreement”) contains a number of significant affirmative and negative covenants and customary events of default. Such covenants, among other things, limit or restrict, subject to certain exceptions, the ability of the Borrower and its restricted subsidiaries to:

•	incur additional indebtedness, make guarantees and enter into hedging arrangements;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	make fundamental changes;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans and advances, including acquisitions;

•	engage in certain transactions with affiliates;

•	make changes in the nature of their business; and

•	make prepayments of subordinated debt.

The Borrower and its restricted subsidiaries will also be required to maintain a maximum first lien net leverage ratio not to exceed 2.00:1.00 and a minimum interest coverage ratio of not less than 2.00:1.00.

If the loans under the Senior Secured Credit Facilities receive both a rating equal to or higher than Baa3 (or the equivalent) according to Moody’s Investors Service, Inc. and BBB- (or the equivalent) according to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and no event of default has occurred and is continuing, the restrictions in the Senior Secured Credit Facilities regarding incurring additional indebtedness, dividends and distributions or repurchases of capital stock and transactions with affiliates will not apply to the Borrower and its restricted subsidiaries during the period in which such ratings are maintained.

If an event of default occurs under the Senior Secured Credit Agreement, the lenders under the Senior Secured Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Secured Credit Facilities and all actions permitted to be taken by a secured creditor.

This summary is qualified in its entirety by reference to the full text of the Senior Secured Credit Agreement, filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference, and other Loan Documents (as defined in the Senior Secured Credit Agreement).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “—Senior Secured Credit Facilities” of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The spin-off described in the Information Statement was consummated on January 3, 2017.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Principal Accounting Officer

In connection with the spin-off, effective January 3, 2017, Mr. Allen J. Klingsick, age 39, was appointed as the Company’s Senior Vice President and Chief Accounting Officer. Since February 2013, Mr. Klingsick served in a variety of roles at Hilton and HGV, including most recently as Vice President – Accounting, HGV, and Senior Director of Accounting Research and Policy. His responsibilities at Hilton and HGV included oversight of timeshare accounting operations and global technical accounting matters. From 2011 through 2013, he served as Director of Accounting and Domestic Controller for LivingSocial, where he oversaw domestic accounting operations. From 2001 through 2011, Mr. Klingsick was employed in various capacities with KPMG LLP in Kansas City, Missouri and McLean, Virginia, where he performed public company audits, managed global audit engagement teams and provided training for KPMG associates nationally and internationally. Mr. Klingsick is a Certified Public Accountant, and earned a bachelor’s degree in accounting in 2000 and a Masters in Professional Accountancy in 2001, both from University of Nebraska—Lincoln. Mr. Klingsick will act as the Company’s principal accounting officer.

Mr. Klingsick did not enter into any material contract, plan or arrangement, no material amendments were made to any material contract, plan or arrangement to which Mr. Klingsick is a party or participates, and no compensatory grants or awards were made to Mr. Klingsick, in each case, in connection with his appointment. There are no arrangements or understandings between Mr. Klingsick and any other person pursuant to which he was appointed. Mr. Klingsick has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Klingsick is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Klingsick’s appointment is attached hereto as Exhibit 99.2.

Certain Benefit Plans

On January 3, 2017, the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and the Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors (the “Stock Plan for Non-Employee Directors”) became effective following their approval and adoption by the Company’s board of directors and sole stockholder, and the Hilton Resorts Corporation 2017 Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) became effective following its approval and adoption by the board of directors of Hilton Resorts Corporation (a wholly-owned subsidiary of the Company). The material terms of the Omnibus Incentive Plan, the Stock Plan for Non-Employee Directors and the Executive Deferred Compensation Plan are described in the Information Statement under the section entitled “Executive and Director Compensation— Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan,” “Executive and Director Compensation— Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors” and “Executive and Director Compensation—Non-Qualified Deferred Compensation,” respectively, which sections the Company is filing as Exhibit 99.1 to this Current Report on Form 8-K and which are incorporated by reference into this Item 5.02. The foregoing summaries and incorporated descriptions of the Omnibus Incentive Plan, the Stock Plan for Non-Employee Directors and the Executive Deferred Compensation Plan are qualified in their entirety by reference to the full text of the Omnibus Incentive Plan, the Stock Plan for Non-Employee Directors and the Executive Deferred Compensation Plan, which are filed herewith as Exhibits 10.8, 10.9 and 10.10, respectively, and are incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On January 3, 2017, the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), in substantially the same form previously filed as Exhibit 3.1 to the Registration Statement, became effective following its approval and adoption by the Company’s board of directors and sole stockholder, and the Company’s Amended and Restated By-laws (the “Amended and Restated By-laws”), in substantially the same form previously filed as Exhibit 3.2 to the Registration Statement, became effective following its approval and adoption by the Company’s board of directors. Upon effectiveness of the Amended and Restated Certificate of Incorporation, the Company’s issued and outstanding shares of common stock were reclassified into an aggregate of 98,802,597 shares, all of which were distributed by Hilton to its stockholders in the spin-off. A description of the material terms of each of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws is included in the Information Statement under the section entitled “Description of Capital Stock” which section the Company is filing as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference into this Item 5.03.

The Company’s corporate governance includes the following notable features:

•	the Company’s board of directors is not classified, each of the Company’s directors is subject to re-election annually and the Company will not classify its board of directors in the future without the approval of its stockholders;

•	under the Amended and Restated By-laws and the Company’s Corporate Governance Guidelines, directors (other than any person nominated or designated pursuant to any agreement or arrangement to which the Company is party) who fail to receive a majority of the votes cast in uncontested elections are required to submit their resignation to the Company’s board of directors;

•	the Company’s independent directors will meet regularly in executive sessions;

•	the Company does not have a stockholder rights plan, and if its board of directors were ever to adopt a stockholder rights plan in the future without prior stockholder approval, the board of directors would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year; and

•	the Company has implemented or will implement a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent “overboarding” and implementing a director education program.

The foregoing summaries and incorporated descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On January 4, 2017, Hilton, HGV and Park issued a joint press release announcing the consummation of the spin-off. The press release is attached hereto as Exhibit 99.2.

Safe Harbor Statement

This report contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information concerning the Company’s possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, benefits resulting from its separation from Hilton, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. The Company does not have any intention or obligation to update forward-looking statements.

The risk factors discussed under the section entitled “Risk Factors” in the Information Statement, as well as the Company’s other filings with the Securities and Exchange Commission, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that it currently does not expect to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Distribution Agreement among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company, Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Hilton Grand Vacations Inc.

Exhibit 3.2	Amended and Restated Bylaws of Hilton Grand Vacations Inc.

Exhibit 10.1	Employee Matters Agreement among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 10.2	Tax Matters Agreement among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 10.3	Transition Services Agreement between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 10.4	License Agreement between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 10.5	Credit Agreement by and among Hilton Grand Vacations Parent LLC, Hilton Grand Vacations Borrower LLC, as borrower, Deutsche Bank AG New York Branch, as administrative agent collateral agent, swing line lender and L/C issuer, other financial institutions as lenders from time to time party thereto and the other parties thereto, dated as of December 28, 2016.

Exhibit 10.6	Stockholders Agreement among Hilton Grand Vacations Inc. and the other parties thereto, dated as of January 2, 2017.

Exhibit 10.7	Tax Stockholders Agreement among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and the other parties thereto, dated as of January 2, 2017.

Exhibit 10.8	Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan, dated as of January 3, 2017.

Exhibit 10.9	Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors, dated as of January 3, 2017.

Exhibit 10.10	Hilton Resorts Corporation 2017 Executive Deferred Compensation Plan, dated as of January 3, 2017.

Exhibit 99.1	Excerpts from Hilton Grand Vacations Inc.’s Information Statement, dated as of November 30, 2016.

Exhibit 99.2	Press Release dated as of January 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Mark D. Wang
Mark D. Wang
President and Chief Executive Officer

Date: January 4, 2017

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Distribution Agreement among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Hilton Grand Vacations Inc.

Exhibit 3.2	Amended and Restated Bylaws of Hilton Grand Vacations Inc.

Exhibit 10.1	Employee Matters Agreement among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 10.2	Tax Matters Agreement among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 10.3	Transition Services Agreement between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 10.4	License Agreement between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc., dated as of January 2, 2017.

Exhibit 10.5	Credit Agreement by and among Hilton Grand Vacations Parent LLC, Hilton Grand Vacations Borrower LLC, as borrower, Deutsche Bank AG New York Branch, as administrative agent collateral agent, swing line lender and L/C issuer, other financial institutions as lenders from time to time party thereto and the other parties thereto, dated as of December 28, 2016.

Exhibit 10.6	Stockholders Agreement among Hilton Grand Vacations Inc. and the other parties thereto, dated as of January 2, 2017.

Exhibit 10.7	Tax Stockholders Agreement among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and the other parties thereto, dated as of January 2, 2017.

Exhibit 10.8	Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan, dated as of January 3, 2017.

Exhibit 10.9	Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors, dated as of January 3, 2017.

Exhibit 10.10	Hilton Resorts Corporation 2017 Executive Deferred Compensation Plan, dated as of January 3, 2017.

Exhibit 99.1	Excerpts from Hilton Grand Vacations Inc.’s Information Statement, dated as of November 30, 2016.

Exhibit 99.2	Press Release dated as of January 4, 2017.